Exhibit 10.24

contract NO: HH, JD-20220308001

place of signing:

Signing time: 2022.03.08

Software system purchase and sale and service contract

Party A (Demander): Jiangsu Huhu Electromechanical Technology Co., Ltd

Party B (Supplier): Anhui Zhongke Shengwei Intelligent Data Co.,Ltd

In accordance with the Contract Law of the People's Republic of China and on the principle of equality and Party B enter into this Contract through friendly negotiation and mutual benefit promise it to together.

Article 1 Name, configuration and price of the software

Unit: RMB yuan

order number	dynacomm	edition	License number	unit-price	Small amount
1	Factory affairs data monitoring system	V1.0	1	2305000	2305000
2
3
4
5
Total amount (in words): two hundred, thirty, five and five only.(￥2305000 Yuan) 13%

Remarks:

1. The above price includes the training, installation and system debugging of the above software system;

2. The above price includes the upgrading and debugging of all annual data of the software;

3. The above price includes the implementation service of the system and the system maintenance work within one year.

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Article 2 Term of service support

2.1 The service period of this software is: In March 8, 2022 To 2023, for the year 3 December 7 sun.

2.2 Upon the expiration of the service support period, you can choose whether to renew it, and the renewal fee is RMB             Yuan / year.

Article 3 The Rights and Obligations of Party A

3.1 Upon receiving the software products, Party A shall timely check and accept the software products.

3.2 Party A shall abide by the laws and regulations related to software copyright, and shall not make decryption, spread, copy and transfer to them.

3.3 Party A shall enjoy Party B's technical support, on-site maintenance and troubleshooting services during the free service period stipulated herein.

3.4 Party A shall be obliged to feedback the problems arising in the use of the software to Party B, and Party B shall be obliged to timely solve the questions reported from Party A subject.

3.5 The copyright of the above software shall belong to Party B, and Party A shall not copy, decrypt or engage in other activities that damage the legitimate rights and interests of Party B. Otherwise, Party A shall bear the corresponding legal liabilities.

Article 4 The rights and obligations of Party B

4.1 Party B shall guarantee to provide Party A with legitimate software systems, including software applications, software encryption cards and users Manual and other accessories and ensure the software.

4.2 Party B shall ensure that the implemented software can be used normally, ensure the accuracy of the transformed data, and provide the corresponding data Follow-up services.

4.3 Party B shall provide implementation and service for the software at the time and conditions agreed by both parties; or failure of the software.He provided the timely troubleshooting service in the abnormal condition.

4.4 After the service maintenance period exceeds, Party A may enjoy party B's technical support, on-site maintenance and version update and other services for compensation.The cost is determined by both parties through negotiation.

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4.5 Party B shall implement long-term tracking service for the sold software.

Article 5 Delivery of products

5.1 After the contract is signed, Party B shall be responsible for the delivery and home installation and debugging within 30 days.

5.2 Delivery time: 2022 Year 4 Before October 8th.

5.3 Upon delivery, Party B shall provide Party A with the following materials: product qualification certificate, quality assurance card and product inspection report;Product operation manual; product warranty; user operation manual; system installation manual and other materials.

Article 6 Acceptance inspection

6.1 Acceptance criteria: the purchased software products meet the quality described and promised on the product specification and the manufacturer's website ask.

6.2 Party A's acceptance representative: Jia say justice

6.3 The acceptance of the software includes: the required terms of the software, the installation and debugging of the software and the system operation. And the legitimacy certificate of the software.

6.4 After the installation and debugging of the software, both parties shall check and accept the installation, debugging and operation of the software. Party A's acceptance representative shall sign it for confirmation as the basis for payment.

6.5 After receiving the goods, Party A reserves the right of further inspection of the goods.

Article 7: Payment

7.1 Time and time of payment:

Payment order	Payment ratio is (%)	Payment amount (RMB)	term of payment
first	5%	125000	After the contract is signed 3 in a few days
second time	40%	980000	30 days after the completion of system installation and debugging and acceptance inner
third time	55%	1200000	After a stable system operation for 3 months, 30 in a few days
Note: Party B shall provide a formal tax invoice as a prerequisite for Party A's payment

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7.2 Terms of payment: electricity converge

Article 8. Maintenance services

8.1 Party B shall, after signing the contract, provide Party A's relevant personnel for standard training on software operation and maintenance.

8.2 After updating the technical data of the software system provided to Party A, Party B shall timely notify Party A and submit it to Party A free of charge for the latest relevant information.

8.3 Provide free maintenance and upgrade services to the user during the quality warranty period. Party B shall guarantee it outside of the quality warranty period. The service quality shall not be reduced, and the relevant fees shall be negotiated by both parties.

8.4 Party B shall guarantee the realization of (weekly) 724 services. If the system fails and cannot be repaired remotely, Party B shall serve to the site within 48 hours after the fault occurs, during which party B shall propose emergency solutions to party A's site engineer, Party B upon arrival at the site Repair is completed within 8 hours.

8.5 Contact information of Party B's after-sales service center: Yu seedling 1 5 9 0 5 6 0 3 9 0 3

Article 9 Liability for Breach of contract

9.1 Party A shall pay the payment to Party B according to the time and proportion agreed herein. If Party A delays in making the payment, it shall be overdue. Party B shall be paid liquidated damages at the interest rate of the bank loan for the same period.

9.2 If the software provided by Party B does not comply with the contract, Party A shall have the right to request it to replace it, and Party B shall still fail to comply with the contract after the replacement. If agreed, Party A shall have the right to terminate the contract and pay the contract price 20% requires party B to pay liquidated damages.

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9.3 If Party B delays in delivering the goods, the contract price shall be paid for each overdue day.3 Unithousand shall pay liquidated damages to Party A. Overdue On the 5th, Party A shall have the right to terminate the contract, and Party B shall pay 20% of the contract price and compensate Party A for the facts caused thereby international loss.

9.4 If Party B fails to provide warranty services as agreed herein, Party A shall have the right to repair separately, and the maintenance expenses shall be borne by Party B.

Article 10. Force majeure

If the Contract cannot be performed or fully performed due to force majeure, the party who encounters the force majeure event shall immediately notify the other party in writing and provide relevant supporting documents to the other party within 15 days after the occurrence of the force majeure event. The parties to the contract shall decide whether to change or terminate the contract according to the impact of the performance of the contract. Suffering from force majeure.

If the party fails to perform the above obligations, it shall not be exempted from its liability for breach of contract.

Article 11 Dispute settlement method

Any dispute arising from this contract may be settled by both parties through negotiation. If the negotiation fails, the dispute shall be found below How to solve:

A. submit to               Jurisdiction of the people's courts;

B. submit to               arbitrate.

Article 12 Validity of contracts and others

12.1 For matters not covered herein, both parties may sign a supplementary agreement.

12.2 The appendix and supplementary agreements shall be an integral part of the Contract and shall have the same legal effect as this Contract. Such as attachment and this. For any inconsistency, this article shall prevail; if the supplementary agreement disagrees with this article, the supplementary agreement shall prevail.

12.3 This contract shall come into force upon being signed and sealed by both parties. If the approval of the national competent authorities is required, it shall be born from the date of approval effect.

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12.4 Contract formula Party A and Party B shall hold each copy portion.

Party A (legal person official seal)	Party B (legal person official seal)
Address: 3-1208 Tiananzhihui Compound 228 Linghu Road Xinwu District, Wuxi City, Jiangsu Province People’s Republic of China	Address: China (Anhui) Pilot Free Trade Zone together
Legal representative: Wang Hu-in	Innovation Industrial Park, No.800 Wangxi Road, Feicheng High-tech Zone
709
Authorized Representative: Chen Xiaoming
Legal representative: Xiao Yujun
Tel.: 17715531723
Authorized Representative: Yu Miao
Bank: CCB Wuxi Chengbei Branch
Tel.: 15905603903
Account No.: 32001615036052517356
Bank: Bank of China, Hefei Changjiang West Road Sub-branch
Tax No.: 91320214346537120H
Account number: 187264183827
Date: March 8,2022
Tax id.: 91340111MA 8N8NCM 5Y

Date: March 8,2022

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